UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

DESTINATION XL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-34219	04-2623104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, Massachusetts		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 828-9300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Destination Group XL, Inc. (the “Company”) and its Chief Executive Officer, Mr. David A. Levin, entered into a Transition Agreement, dated as of March 20, 2018 and amended on June 25, 2018, that addresses Mr. Levin’s future retirement and related successor issues (the “Transition Agreement”).

Pursuant to the terms of the Transition Agreement, Mr. Levin will continue as the Company’s Chief Executive Officer until December 31, 2018 or a successor is identified, if earlier, at which time Mr. Levin may resign for good reason pursuant to the terms of his employment agreement.  However, if a successor is not found by December 31, 2018, Mr. Levin will remain employed through December 31, 2019 for reasonable transition duties or other consulting activities or projects.  The Compensation Committee of the Board of Directors, taking into account Mr. Levin’s willingness to remain with the Company after December 31, 2018 as described above, wanted to ensure in the Transition Agreement that Mr. Levin would receive compensation for serving through December 31, 2019 that would be roughly equivalent to the amount he otherwise would have received under his employment agreement if he resigned for good reason.

On July 31, 2018, the Company and Mr. Levin entered into the Second Amendment (the “Second Amendment”) to Transition Agreement to modify the amount Mr. Levin would be entitled to receive if he remains employed through December 31, 2019.  Specifically, Section 1(e) of the Transition Agreement originally provided for a guaranteed payout at target of Mr. Levin’s AIP Bonus and LTIP award for the fiscal year ended February 1, 2020, if he remained employed through December 31, 2019.  In order to be consistent with the Company’s pay for performance practice, the Second Amendment modifies Section 1(e) such that if Mr. Levin remains employed through December 31, 2019, the determination of any payout under the AIP Bonus and LTIP award for the fiscal year ended February 1, 2020, if any, will be based on actual achievement of performance metrics.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.Description

10.1	Second Amendment to the Transition Agreement dated as of July 31, 2018 between the Company and David A. Levin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DESTINATION XL GROUP, INC.
Date:	July 31, 2018	By:	/s/ Robert S. Molloy
Robert S. Molloy
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary